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                                                                 EXHIBIT 10.37

                                AMENDMENT TO THE
                         METROPOLITAN LIFE SUPPLEMENTAL
                      AUXILIARY SAVINGS AND INVESTMENT PLAN

1.       The preamble to the Plan is hereby amended as follows:

                  "Metropolitan Life Insurance Company and Texas Life Insurance Company heretofore participated in the Metropolitan Life Supplemental Auxiliary Savings and Investment Plan.

                  Metropolitan Property and Casualty Insurance Company, MetLife Credit Corp., MetLife Funding, Inc., and Edison Supply & Distribution, Inc. heretofore participated in the Supplemental Auxiliary Savings and Investment Plan for Participating Metropolitan Affiliates.

                  The Metropolitan Life Supplemental Auxiliary Savings and Investment Plan and the Supplemental Auxiliary Savings and Investment Plan for Participating Metropolitan Affiliates were merged and became known as the Metropolitan Life Supplemental Auxiliary Savings and Investment Plan, effective January 1, 2003.

                  Metropolitan Life Insurance Company, with respect to its own employees, and Metropolitan Property and Casualty Insurance Company, MetLife Credit Corp., MetLife Funding, Inc., MetLife Group, Inc., Texas Life Insurance Company and Edison Supply and Distribution, Inc., for whom all obligations under this Plan for their respective employees are assumed by Metropolitan Life Insurance Company, hereby adopt the Metropolitan Life Supplemental Auxiliary Savings and Investment Plan (the Plan), effective January 1, 2003."

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2.       Article 2 of the Plan is hereby amended to provide as follows:

         "Article 2 - Participation

                  Each employee of Metropolitan Life Insurance Company, Metropolitan Property and Casualty Insurance Company, MetLife Credit Corp., MetLife Funding, Inc., MetLife Group, Inc., Texas Life Insurance Company and Edison Supply and Distribution, Inc. participating in the Savings and Investment Plan whose Company contributions are reduced because of the application of section 1.415-2(d)(2) of the Internal Revenue Regulations shall be a Participant in this Plan."

3.       Article 7 of this Plan is hereby amended as follows:

         "Article 7 - Plan Administrator's Interpretation Binding

                  Metropolitan Life Insurance Company shall be the Plan Administrator with respect to this Plan. The Plan Administrator is empowered to take all actions it deems appropriate in administering this Plan. The Plan Administrator will develop, and distribute on request by a Plan Participant, claim procedures for obtaining benefits under this plan. These procedures will comply with applicable ERISA regulations.

                  In the event of a difference of opinion between a Participant and the Plan Administrator with respect to the meaning or application of the provisions of the Plan, the Plan Administrator's final interpretation shall be set forth in writing to the Participant and shall be binding and conclusive. However, once a Change of Control (as defined in Article 10) has occurred, this Article 7 shall no longer apply to differences of opinion between the Plan Administrator and a Participant

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         regarding the application of Article 10 of this Plan to a Participant or with regard to any rights or benefits protected under Article 10 of this Plan or otherwise accrued prior to the Change of Control including the vesting thereof."

4.       Article 9 of the Plan is hereby amended as follows:

         "Article 9 - Amendment and Termination of Plan

         9.1 Amendment of Plan. The Plan Administrator reserves the right to amend this Plan on behalf of the Company, without the consent of any Participant or of any other person. However, any such amendment will not affect adversely the entitlement to benefits hereunder of any Participant or Participant receiving benefits under the Plan or any successor plan at or prior to the time of such amendment or of an employee who is a Participant in the Savings and Investment Plan at or prior to the time of such amendment to the extent such benefits are attributable to Company service prior to the date of such amendment. Notwithstanding the above, any amendment or group of amendments made effective on the same date, which would increase or decrease the annual cost of Plan benefits for active Plan Participants and former Plan Participants by ten million dollars or more in the aggregate, as determined in good faith by the Plan Administrator, shall take effect as to each Company that authorizes or ratifies such amendment or group of amendments (as the case may be) in the manner set forth in clause
         (a) or (b) below:

                  (a) With respect to Metropolitan Life Insurance Company, the action is authorized or ratified by the Board of Directors of Metropolitan Life Insurance Company; and

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                  (b)      With respect to any Company other than Metropolitan
         Life Insurance Company, the action is authorized or ratified by an authorized officer of such Company.

         9.2 Effect of Change of Control on Power to Amend or Terminate Plan. Notwithstanding the provisions of Section 9.1 above, or any other provision of this plan, on or after a Change of Control (as defined in Article 10), amendments can no longer be made to Article 7, Section 9.2 of Article 9 or Article 10 of this Plan; and

         Participants who:

                  (i) accrued rights or benefits under this Plan prior to a Change of Control (as defined in Article 10), and,

                  (ii) whose rights or benefits are not vested at the time of the Change of Control cannot have the vesting schedule, applicable on the day prior to the Change of Control, amended with regard to such rights or benefits, and cannot forfeit, or be deprived of, their right to vest in these accrued benefits due to any amendment or termination of this Plan."

         9.3 Termination of Plan. The Company reserves the right to terminate this Plan hereunder at any time without the consent of any Participant or of any other person. However, any such termination will not affect adversely the entitlement to benefits hereunder of any Participant or Participant receiving benefits under the Plan or any successor plan at or prior to the time of such termination or of an employee who is a Participant in the Savings and Investment Plan at or prior to

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         the time of such termination to the extent such benefits are attributable to Company service prior to the date of such termination."

5.       The following new article is hereby added at the end of the Plan.
Article 10 of the Plan hereby provides as follows:

         "Article 10.      Change of Control

         10.1.    Definitions.

                  (a) Change of Control. For the purposes of this Plan, a "Change of Control" shall be deemed to have occurred if:

                           (i) any Person acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Corporation representing 25% or more of the combined Voting Power of the Corporation's securities;

                           (ii) within any 24-month period, the persons who were directors of the Corporation at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors of the Corporation (the "Board") or the board of directors of any successor to the Corporation; provided, however, that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this
                  Section 8.1(a)(ii);

                           (iii) the stockholders of the Corporation approve a merger, consolidation, share exchange, division, sale or other disposition of all or

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                  substantially all of the assets of the Corporation which is consummated (a "Corporate Event"), and immediately following the consummation of which the stockholders of the Corporation immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (A) in the case of a merger or consolidation, the surviving or resulting corporation, (B) in the case of a share exchange, the acquiring corporation, or (C) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Corporation immediately prior to such Corporate Event; or

                           (iv) any other event occurs which the Board declares to be a Change of Control.

                  (b) Corporation. For the Purposes of this Article, "Corporation" means MetLife, Inc.

                  (c) Person. For purposes of the definition of Change of Control, "Person" shall have the meaning ascribed to such term in
         Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, and shall include any group (within the meaning of Rule 13d-5(b) under the Exchange Act); provided, however, that "Person" shall not include (A) the Corporation or any Affiliate,
         (B) the MetLife Policyholder Trust (or any person(s) who would otherwise be described herein solely by reason of having the power to control the

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         voting of the shares held by that trust), or (C) any employee benefit plan (including an employee stock ownership plan) sponsored by the Corporation, Company or any Affiliate.

                  (d) Voting Power. For purposes of the definition of Change of Control, "Voting Power" shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company, and "Voting Securities" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

                  (e) Affiliate. For the purposes of this article, an "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, the Corporation.

                  (f) Cause. For the purposes of this article, "Cause" means either:

                           (i) the Participant's conviction or plea of nolo contendere to a felony, or,

                           (ii) any act or acts of dishonesty or gross misconduct on the Participant's part which results or is intended to result in material damage to the business or reputation of MetLife.

                  (g) Good Reason. For the purposes of this article, "Good Reason" means any of:

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                           (i)      any reduction by the Corporation or an
                  Affiliate in the Participant's base salary rate below the rate in effect immediately before the Change of Control;

                           (ii) any relocation by the Corporation or an Affiliate of the Participant's usual base work location to any other office or location more than 50 miles from the Participant's usual base work location immediately prior to a Change of Control, except for travel reasonably required in the performance of the Participant's responsibilities;

                           (iii)    if the Participant is a party to an
                  Employment Continuation Agreement with the Corporation or an Affiliate, any circumstance or occurrence constituting "Good Reason" under that Employment Continuation Agreement;

                           (iv) the failure of the Corporation or an Affiliate to pay the Employee's base salary or employee benefits as required by law.

         10.2. Vesting and Other Rights on and After a Change of Control Subject to Conditions

         In the event that:

                  (a) there is a Change of Control as defined in Section 10.1(a) of this Article, and,

                  (b) on the date of the Change of Control or on a date before the second anniversary of the Change of Control, a Participant in this Plan:

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                           (i)      is involuntarily terminated from employment
                  by the Corporation or any Affiliate (other than directly in connection with a transfer of employment to or from the Corporation or any Affiliate) without Cause,

                           (ii) voluntarily terminates employment with the Corporation or any Affiliate for Good Reason,

         then the Participant's benefits and rights accrued as of the Change of Control in each, the Savings and Investment Plan and this Plan, will vest immediately under this Plan, notwithstanding any other provision of the Savings and Investment Plan or this Plan, or any amendment or termination of this Plan taking place on or after a Change of Control.

         These account balances will be paid under this Plan according to the ordinary distribution rules of this Plan. The ordinary distribution rules of this Plan are described in Article 3 as it existed immediately prior to the Change of Control. "

6.       This amendment is effective January 1, 2003.

__________________                           METROPOLITAN LIFE INSURANCE COMPANY
Date

__________________                           ___________________________________
Witness

__________________                           TEXAS LIFE INSURANCE COMPANY
Date

__________________                           ___________________________________
Witness

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                                             METROPOLITAN PROPERTY AND CASUALTY
__________________                           INSURANCE COMPANY
Date

__________________                           ___________________________________
Witness

__________________                           METLIFE CREDIT CORP.
Date

__________________                           ___________________________________
Witness

__________________                           METLIFE FUNDING, INC.
Date

__________________                           ___________________________________
Witness

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__________________                           METLIFE GROUP, INC.
Date

__________________                           ___________________________________
Witness

__________________                           EDISON SUPPLY & DISTRIBUTION, INC.
Date

__________________                           ___________________________________
Witness

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